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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-195139) and related Prospectus of Athlon Energy Inc. for the registration of 12,650,000 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2014, with respect to the consolidated financial statements of Athlon Energy Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Fort Worth, Texas
April 15, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm